                                                                  Exhibit (h)(x)

                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
One Federal Street, 9th Floor
Boston, MA 02110

Ladies and Gentlemen:

     Reference is made to the Administration Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

          the SPDR(R) Biotech ETF;
          the SPDR(R) Homebuilders ETF; and
          the SPDR(R) Semiconductors ETF (the "New Portfolios").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Administrator with respect to the New Portfolios.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        streetTRACKS(R) Series Trust


                                        By: /s/ James Ross
                                            ------------------------------------
                                            James Ross, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By: /s/ Gary L. French
                                            ------------------------------------
                                            Gary L. French, Senior Vice
                                            President

As of December 23, 2005